Exhibit 99.1

Option Care Health Announces Chief Financial Officer Transition

Mike Shapiro to Step Down After 10 Years With the Company; Meenal Sethna Named EVP and CFO
Effective October 1, 2025

BANNOCKBURN, Ill., August 20, 2025 – Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced the appointment of Meenal Sethna as Executive Vice President and Chief Financial Officer, effective October 1, 2025. Sethna will succeed Mike Shapiro, who has decided to step down as CFO effective September 30, 2025, following a decade of service to the Company. At the time of the transition, Shapiro will remain with the Company as a Strategic Advisor through at least the first quarter of 2026 to continue to help advance the Company’s strategy and ensure a smooth transition.

Sethna is a seasoned public company CFO and business executive with more than 30 years of broad experience across multiple industries. Sethna most recently served as Executive Vice President and Chief Financial Officer of Littelfuse, Inc., a diversified, industrial technology manufacturing company, where she was responsible for finance and accounting, tax and treasury, investor relations, digital and information technology and supply chain operations. Prior to joining Littelfuse in May 2015, Sethna served as Vice President and Corporate Controller at Illinois Tool Works.

“We are excited to welcome Meenal to the Option Care Health leadership team,” said John C. Rademacher, President and Chief Executive Officer. “She brings significant leadership and a history of thoughtful capital deployment, with a proven track record of driving sustainable growth, enhanced profitability and leading shareholder returns. Option Care Health has tremendous momentum underway, and I look forward to partnering with Meenal as we work to deliver extraordinary care to our patients and create long-term value for our shareholders.”

“Mike has been an incredible partner and a key member of the leadership team since Option Care Health became an independent company. I respect his decision to step down as he begins the next phase of his life,” said Rademacher. “Among his many contributions during his tenure, Mike has helped to build Option Care Health into a leading provider for infusion therapy services, strengthened our financial position and developed a deep bench of finance talent, all while helping navigate through a dynamic healthcare environment. On behalf of the entire organization, I thank him for his service as CFO and appreciate his commitment to our mission as he transitions into an advisory role.”

“After ten rewarding years in the role of CFO, I realize now is the right time to step down for personal reasons. Option Care Health has a solid balance sheet and capital structure with the capacity to continue executing our value creation strategy and strong business performance with the support of an outstanding finance team. I look forward to continuing to work closely with John, Meenal and the leadership team to support the Company’s ongoing success.” said Shapiro.

“I’m inspired by Option Care Health’s purpose to provide extraordinary care that changes lives and I’m honored to be joining the Company,” said Sethna. “Working alongside John and the Option Care Health leadership team, I look forward to building on the Company’s strong foundation and playing a meaningful role in delivering continued growth and further value creation for our shareholders.”

About Meenal Sethna

Sethna most recently served as Executive Vice President and Chief Financial Officer of Littelfuse, Inc. (NASDAQ: LFUS), a diversified, industrial technology manufacturing company, where she was responsible for finance and accounting, tax and treasury, investor relations, digital and information technology and supply chain operations. Prior to joining Littelfuse in May 2015, Sethna spent four years at Illinois Tool Works as Vice President and Corporate Controller. Before that, she worked at Motorola Inc., most recently as Vice President, Finance, and began her career at Baxter International where she held a variety of finance roles during her tenure. She currently serves on the Board of Directors of SPX Technologies.

Sethna is a graduate of the Kellogg School of Management at Northwestern University and the University of Illinois-Urbana and is a Certified Public Accountant in Illinois.

About Option Care Health

Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 8,000 team members including more than 5,000 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at optioncarehealth.com.

Investor Contact:

Nicole Maggio

nicole.maggio@optioncare.com

312.940.2495